UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On January 26, 2005, Quantum Corporation (the “Company”) entered into a termination and release agreement with John Gannon, president and chief operating officer, in connection with his retirement from the Company (see the Company’s Form 8-K filed January 24, 2005).  Pursuant to the terms of the agreement, Mr. Gannon will receive a lump sum payment equal to 15 months of his base salary plus the value of his unvested restricted stock.  In addition, the vesting of Mr. Gannon’s unvested stock options will be accelerated by twelve (12) months, and the exercise period for his vested stock options will be extended twelve (12) months. He will also receive relocation assistance.

On January 21, 2005, the Company entered into an employment agreement with Lew Frauenfelder in connection with his retirement from his position as Senior Vice President and General Manager, QSD, effective January 31, 2005.  Pursuant to the terms of his agreement, Mr. Frauenfelder will continue to work for Quantum on a part-time basis for an initial period of six months to assist with the transition, and other agreed-upon activities.

The full text of the agreements of Mr. Gannon and Mr. Frauenfelder are attached to this Form 8-K as exhibits.  The descriptions above are qualified by reference to the actual text of the agreements.

Item 9.01          Financial Statements and Exhibits.

           (c)      Exhibits.

                    10.1     Termination Agreement and General Release of All Claims, dated January 26, 2005, between the Company and John Gannon

                    10.2     Employment Agreement, dated January 21, 2005, between the Company and Lew Frauenfelder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    January 27, 2005

Index to Exhibits

Exhibit	Description
10.1	Termination Agreement and General Release of All Claims, dated January 26, 2005, between the Company and John Gannon.

10.2	Employment Agreement, dated January 21, 2005, between the Company and Lew Frauenfelder.

Exhibit 10.1

TERMINATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

        This Termination Agreement and General Release (the "Agreement") is by and between Quantum Corporation, a Delaware corporation (“Quantum”), and John Gannon (Quantum employee #9039) (“Mr. Gannon”), collectively, (the “Parties”).

        WHEREAS, the Company and Mr. Gannon have agreed to mutually and amicably end the employment relationship in accordance with the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises set forth herein the Parties agree as follows.

        1.     Definition of Parties:  References in this Agreement to “Quantum” shall include any and all parent, subsidiary and affiliated corporations and business entities and all shareholders, officers, directors, agents, managers, employees, representatives, attorneys, and successors and assigns of those corporations and entities.  References in this Agreement to “John Gannon” or “Mr. Gannon” shall include all of his representatives, attorneys, heirs, and successors and assigns.

        2.     Quantum's Consideration For Agreement: Quantum agrees to provide Mr. Gannon with the following benefits.  These benefits are in addition to any payments or benefits for which Mr. Gannon is otherwise eligible as a result of the termination of his employment:

        a)     Severance Pay.

i)   Base Pay. Quantum agrees to pay Mr. Gannon the sum of Five hundred thousand ten dollars and 00/100 ($500,010.00), which represents his base salary for a 15-month period.  This amount shall be paid by check in a single lump sum less all normal payroll deductions on the Termination Date.

ii)   Treatment of Unvested Restricted Stock. In addition to the foregoing payment, on the Termination Date, Mr. Gannon shall be paid the cash value of his unvested restricted stock, valued as of the Termination Date. Such payment shall be in lieu of any bonus for which Mr. Gannon would have otherwise been eligible as of or following the Effective Date.

iii)    Vacation Accrual.  In addition to the foregoing payments, Mr. Gannon shall be paid the cash equivalent of three weeks pay at his current base rate of pay, for vacation days accrued during the current period.

        b)     Forgivable Loans.

        In accordance with its terms, Quantum will forgive, as of the Termination Date, the balance of Mr. Gannon’s Employee Loan, which is thirty one thousand and 00/100 dollars ($31,000), including all interest accrued thereupon.

        c)     Relocation Assistance.

        Quantum agrees to provide assistance to Mr. Gannon in order to facilitate his relocation from Colorado to California. Such relocation assistance shall include reimbursement for shipping household goods and for closing costs incurred in the sale of his Colorado home.  This agreement will remain in effect through June 2006 at which time it is anticipated that the relocation will be completed.

        d)     Financial Planning.

        Quantum agrees to provide assistance to Mr. Gannon in order to facilitate his tax, investment and financial planning for personal financial matters. Such financial assistance shall be commensurate with one year of financial assistance (up to $3,500) provided to vice presidents under Quantum’s current Financial Assistance Plan.

        e)     Benefit Continuation.

        If Mr. Gannon is enrolled in a medical, dental, vision or Employee Assistance Program (EAP) plan sponsored by Quantum on the Termination Date, he shall be entitled to continuation of such benefits at no additional cost to him through COBRA for the period of time beginning on the Termination Date and ending six (6) months thereafter (the “Benefit Continuation Period”).  Following the Benefit Continuation Period, Mr. Gannon will be entitled to continue benefits under COBRA for the remainder of the COBRA period at his cost.

        f)     Quantum shall continue Mr. Gannon’s group-term life insurance coverage in effect at the time of his termination of employment for up to sixty (60) days.  If Mr. Gannon fails to make timely payment of his costs for such coverage, such coverage shall terminate effective as of the first day of the period for which timely payment was not received.

        g)     Stock Option Matters.

        As of the Effective Date, the vesting of Mr. Gannon’s unvested stock options shall be accelerated by twelve (12) months, and the exercise period for Mr. Gannon’s vested stock options shall be extended to terminate on the first anniversary of the Effective Date.

        h)     Outplacement.

        Quantum agrees to provide Mr. Gannon with an executive-level outplacement program through Lee Hecht Harrison, for a period of up to six (6) months following his last day of regular employment.  The cost of this service is to be billed directly to Quantum.

        3.     Mr. Gannon’s Last Day of Regular Employment:  Mr. Gannon’s last day of regular employment at Quantum shall be March 31, 2005; thereafter, Mr. Gannon shall be placed on inactive status until such time as the Termination Date occurs. During this inactive period, Mr. Gannon will remain on Quantum’s payroll. Mr. Gannon’s Termination Date shall be May 27, 2005.  With the prior consent of Mr. Gannon, Quantum reserves the right to change the Termination Date without additional consideration.

        4.     Mr. Gannon’s Waiver of All Legal Claims:   In consideration for the payments and promises described above, Mr. Gannon does hereby completely release and forever discharge Quantum from all claims, rights, obligations, and causes of action of any and every kind and character, known or unknown, which Mr. Gannon may now have, or has ever had, arising from or in any way connected with the employment relationship between the parties, any actions during that relationship, or the termination of that relationship, other than any claims pursuant to Mr. Gannon's Indemnification Agreement, which remains in full force and effect and is unaltered by this Agreement.”

                This release includes but is not limited to: a) all "wrongful discharge" or "wrongful termination" claims; b) all claims relating to any contracts of employment, express or implied; c) all claims for breach of any covenant of good faith and fair dealing, express or implied; d) all claims for any tort of any nature; e) all claims for attorney's fees and costs; and f) all claims under any federal, state, or municipal statute, ordinance, regulation or constitution, including specifically any claims under the California Fair Employment and Housing Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act and any other laws or regulations relating to employment or employment discrimination.

        5.     Mr. Gannon’s Acknowledgment of Civil Code § 1542:  Mr. Gannon states that he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

Mr. Gannon understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Having been so apprised, Mr. Gannon nevertheless hereby voluntarily elects to, and does, waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown, from the subject of this Agreement.

        6.     Unemployment Compensation: The parties agree that the termination of Mr. Gannon’s employment by Quantum should be considered an involuntary termination for purposes of determining Mr. Gannon’s eligibility for unemployment compensation benefits, subject to the ultimate determination of eligibility for benefits by the applicable governmental agencies.

        7.     Non-Admission Clause:  Nothing in this Agreement shall be construed as an admission by Quantum of any wrongdoing by the Company or any liability arising from the subjects covered in this Agreement.

        8.     Entire Agreement:  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Mr. Gannon expressly warrants that: a) he has read and fully understands this Agreement; b) he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; c) he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained in this document; and d) he is executing this Agreement voluntarily, free of any duress or coercion.

        9.     Compliance with Older Workers Benefit Protection Act:  Mr. Gannon acknowledges that Quantum has advised him: a) that he should consult with an attorney prior to signing this Agreement; b) that he has twenty-one (21) days in which to consider whether he should sign this Agreement; and c) that if he signs this Agreement, he will be given seven (7) days following the date in which he signs to revoke the Agreement and it would not be effective until after this seven-day period had lapsed.

        10.    Effective Date:  This Agreement shall become effective on the eighth (8th) day following the date on which Mr. Gannon signs it.  It is understood that Mr. Gannon may revoke his consent to this Agreement in the seven day period following the date on which he signs the Agreement.

        11.    Cooperation in Transitional Matters: Mr. Gannon shall make himself reasonably available to Quantum in the future to answer questions, provide information and otherwise cooperate with Quantum in any pending or transitional matters on which he worked or about which he may have personal knowledge, including any investigations, audits, legal proceedings or other business matters.  Mr. Gannon shall not be entitled to additional compensation for such cooperation.

        12.    Return of Property:  To the extent he has not already done so, Mr. Gannon shall upon his last day of regular employment, return to Quantum, all Quantum property, including all keys, credit cards, files, documents, business records, customer records, computer discs, and other Quantum property and assets that may be in his possession or control.

        13.    Non-Disparagement: Mr. Gannon agrees not to make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action, which may, directly or indirectly, disparage Quantum its officers, directors, employees, advisors, businesses or reputations.  Quantum agrees that it will not make statements or representations, or take any action that may, directly or indirectly, disparage Mr. Gannon or her business or reputation.  Notwithstanding the foregoing, nothing in this Agreement shall preclude either Mr. Gannon or Quantum from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

        14.    Construction of Agreement: This Agreement shall not be construed in favor of or against any of the parties hereto, regardless of which party initially drafted it.  The parties and their respective counsel reached this Agreement through arms-length negotiations, and it represents a final, mutually agreeable compromise.

        15.    Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

Acknowledged and Agreed:

QUANTUM CORPORATION

Dated:	January 26, 2005	By:	/s/SHAWN HALL
Shawn Hall VP, General Counsel

Dated:	January 26, 2005	By:	/s/JOHN GANNON
Mr. John Gannon

Exhibit 10.2

QUANTUM CORPORATION

LEW FRAUENFELDER EMPLOYMENT AGREEMENT

         This Employment Agreement is made by and between Quantum Corporation, a Delaware Corporation (the “Company”), and you, Lew Frauenfelder, as of January 19, 2005 (the “Effective Date”).

        1.    Duties and Scope of Employment.

               (a)  Full-Time Employment.  As of the Effective Date, and through January 31, 2005, you will be a Vice President of the Company and a full-time regular employee. During this time, you will transfer your current responsibilities to other employees at the Company.  While a full-time employee, your compensation and benefits will continue as in effect on the Effective Date, subject to any reductions or other modifications to the benefits generally provided to Vice Presidents of the Company.

               (b)  Part-Time Employment.  On or before February 1, 2005, you will transfer to part-time status, where it is anticipated that you will work approximately thirty (30) hours per week for an initial six (6) month term ending July 31, 2005 (the “Initial Term”), or such earlier time as your employment is terminated pursuant to Section 2 (the “Termination Date”).  Your responsibilities will be as mutually agreed between you and the Company’s Chief Executive Officer, and the objectives for such responsibilities for the Initial Term will be discussed with you and documented prior to February 1, 2005. Once finalized, a copy of the objectives will be attached to this Agreement.   While a part-time employee, the Company will: (i) for the term of this Agreement, pay you a base salary at the rate of $8,333.25 per month; and (ii) continue to provide you employee benefits, policies and other arrangements that are applicable to other part-time employees of the Company (subject to the terms of such plans, policies and other arrangements); provided, however that you will not be eligible to participate in any Company bonus plans.  Prior to the end of the Initial Term, you and the Chief Executive Officer will discuss an additional six-month term of part-time employment.  If both parties agree to the extension, then a revised schedule of responsibilities and objectives for the second term will be prepared and attached to this agreement, and the Termination Date will be extended to January 31, 2006, unless terminated earlier pursuant to Section 2.

        2.    Termination.  Notwithstanding anything in this Agreement to the contrary, the Company may terminate your employment at any time for Cause.

               (a)  Termination for Cause.  For the purposes of this Section 2, “Cause” means (i) any act of personal dishonesty taken by you in connection with your responsibilities as an employee that is intended to result in your substantial personal enrichment, (ii) your conviction of a felony, (iii) a willful act by you which constitutes gross misconduct injurious to the Company, or (iv) continued violations of your obligations to the Company under the Company’s established personnel policies and procedures which are demonstrably willful and deliberate on your part after the Company has delivered to you a written demand for performance that describes the basis for the Company’s belief that you have not substantially performed your duties.

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               (b)  Continuation of Medical Benefits upon Terminaiton.  If Mr. Frauenfelder is enrolled in a medical, dental, vision or Employee Assistance Program (EAP) plan sponsored by Quantum on the Termination Date, he shall be entitled to continuation of such benefits through COBRA at his cost.

        3.    Non-Compete; Non-Solicit; Non-Disparagement.

               (a)  General.  The parties to this Agreement recognize that your services are special and unique and that the level of compensation and the provisions herein for compensation after termination are partly in consideration of and conditioned upon your not competing with the Company, and that your covenant not to compete or solicit as set forth in this Section 3 is essential to protect the business and goodwill of the Company.

               (b)  Noncompetition.  You agree that commencing upon the Termination Date and for one (1) year thereafter (the “Covenant Period”), you will not either directly or indirectly, whether as a director, officer, consultant, employee or advisor or in any other capacity engage in or have any ownership interest in or participate in the financing, operation, management or control of any competitor of the Company, including, but not limited to, Advanced Digital Information Corporation, Overland Storage, Inc., Storage Technology Corp., Hewlett-Packard Company, International Business Machines Corporation or Sony Corporation.

               (c)  Nonsolicitation.  During the Covenant Period, you will not, directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ.

               (d)  Nondisparagement.  During the Covenant Period, you will not, directly or indirectly, disparage, impugn or make any derogatory statements regarding the Company and/or its officers, directors or former or current employees.

               (e)  Injunctive Relief.  You agree that the Company would suffer an irreparable injury if you were to breach the covenants contained in Sections 3(b), (c) or (d) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and you hereby consent to the entering of such injunctive relief prohibiting you from engaging in such breach.

               (f)  Scope of Restrictions.  If any of the restrictions contained in this Section 3 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 3 in its reduced form for all purposes in the manner contemplated hereby.

        4.    Assignment.  This Agreement will be binding upon and inure to the benefit of (i) your heirs, executors and legal representatives upon your death, and (ii) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution.  Any other attempted assignment,

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transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

        5.    Notices.  All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

         If to the Company:

         Quantum Corporation
         1650 Technology Drive, Suite 800
         San Jose, California 95110
         Attn: Chief Executive Officer

         If to you:

         at the last residential address known by the Company.

        6.    Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        7.    Entire Agreement.  This Agreement, your Employee Proprietary Information and Invention Agreement, your Indemnification Agreement and your option agreements (except as modified herein) represent the entire agreement and understanding between you and the Company concerning your employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning your employment relationship with the Company, including, but not limited to, your Executive Officer Change of Control Agreement dated April 1, 2003.

               (a)  Availability of Injunctive Relief.  In addition to the legal or equitable rights that either party may have to enforce this Agreement, you agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code § 2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

               (b)  Voluntary Nature of Agreement.  You acknowledge that you have voluntarily resigned your full time regular employment with Quantum and have voluntarily agreed to enter into part-time regular employment with Quantum pursuant to the terms of this Agreement. You further acknowledge that you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else, and agree that you have carefully read this Agreement and that you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that you are waiving your right to a jury

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trial.  Finally, you agree that you have been provided an opportunity to seek the advice of an attorney of your choice before signing this Agreement.

        8.    No Oral Modification.  This Agreement may be changed or terminated only in writing (signed by you and the Company).

        9.    Withholding.  The Company is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

        10.   Governing Law.  This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        11.   Acknowledgment.  You acknowledge that you have had the opportunity to discuss this matter with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this Agreement, and are knowingly and voluntarily entering into this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

Date:	1-19-2005	By:	/s/LEW FRAUENFELDER
Lew Frauenfelder

QUANTUM CORPORATION

Date:	1-21-2005	By:	/s/SHAWN HALL
		Name:	Shawn Hall
		Title:	VP, General Counsel

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